TPG Reports First Quarter 2023 Financial Results Quarter Ended March 31, 2023

TPG | 2 ▪ Total assets under management of $137 billion as of March 31, 2023, an increase of 14% compared to $120 billion as of March 31, 2022 ▪ GAAP net income attributable to TPG Inc. of $25 million for the first quarter ended March 31, 2023, with basic net income per share to Class A common stock of $0.27 ▪ Fee-Related Earnings of $99 million for the first quarter ended March 31, 2023, resulting in a Fee-Related Earnings margin of 37% ▪ After-tax Distributable Earnings of $88 million (or $0.24 per share of Class A common stock) for the first quarter ended March 31, 2023 ▪ Dividend of $0.20 per share of Class A common stock for the first quarter ended March 31, 2023 ▪ TPG announces strategic acquisition of Angelo Gordon ▪ TPG to host conference call today at 8:00 am ET San Francisco and Fort Worth, TX – May 15, 2023 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited first quarter 2023 results. TPG issued a full detailed presentation of its quarter ended March 31, 2023 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com. "TPG’s financial results for the first quarter continue to demonstrate the durability of our fee-related earnings-centric business model. With a near record $43 billion of dry powder and a growing pipeline of attractive investment opportunities, we believe we are well-positioned to deploy capital across our core sectors and themes in an increasingly favorable environment,” said Jon Winkelried, Chief Executive Officer. “We also announced today that TPG has agreed to acquire Angelo Gordon, a fully integrated and scaled multi-strategy alternatives platform in credit and real estate. This transaction is highly compelling and advances our position as a diversified global alternative asset manager. We’ve been focused on building long- term shareholder value and strategic diversification, and believe this announcement unlocks new avenues for growth, product innovation, and client engagement." Dividend TPG has declared a quarterly dividend of $0.20 per share of Class A common stock to holders of record at the close of business on May 25, 2023, payable on June 5, 2023. Conference Call In a separate news release this morning, TPG announced it has entered into a definitive agreement to acquire Angelo Gordon. In light of this news, TPG will host its previously scheduled earnings conference call and live webcast today at 8:00 am ET. It may be accessed by dialing (800) 245-3047 (US toll-free) or (203) 518-9814 (international), using the conference ID TPGQ123. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG's website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG's website. Shareholder contact: Media contact: Gary Stein Luke Barrett 212-601-4750 415-743-1550 shareholders@tpg.com media@tpg.com TPG Reports First Quarter 2023 Financial Results

TPG | 3 TPG Reports First Quarter 2023 Financial Results About TPG TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $137 billion of assets under management and investment and operational teams around the world. TPG invests across five multi-strategy platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Forward Looking Statements This presentation may contain “forward-looking” statements based on the Company’s beliefs and assumptions and on information currently available to the Company. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the expected filing of our amended and restated certificate of incorporation, expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to complete and recognize the anticipated benefits of the acquisition of Angelo, Gordon & Co., L.P. and AG Funds L.P. (collectively, “Angelo Gordon”) on the anticipated timeline or at all; purchase price adjustments; unexpected costs related to the transaction and the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this presentation and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this presentation speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward- looking statements as representing the views of the Company or its management as of any date subsequent to the date of the presentation. This presentation does not constitute an offer of any TPG Fund. Throughout this presentation, all current period amounts are preliminary and unaudited; totals may not sum due to rounding.

TPG | 4 Prior to and in connection with our initial public offering (“IPO”), we completed certain transactions as part of a corporate reorganization (the “Reorganization”), which concluded with NASDAQ listing our Class A common stock on January 13, 2022. The Reorganization included certain transfers of economic entitlements and investments that were effectuated December 31, 2021, including the transfer of certain limited partner interests in entities that (i) serve as the general partner of certain TPG funds and (ii) are, or historically were, consolidated by TPG Group Holdings (SBS), L.P. (“TPG general partner entities”) to Tarrant RemainCo I, L.P., Tarrant RemainCo II, L.P. and Tarrant RemainCo III, L.P. (“RemainCo”). The transfer of certain limited partner interests in TPG general partner entities to RemainCo resulted in the deconsolidation of TPG Funds, as the TPG general partner entities are no longer considered the primary beneficiary as of December 31, 2021. While the Reorganization did not affect, on a GAAP or non-GAAP basis, our income statement activity for the fiscal year ended December 31, 2021 or our financial statements for prior periods, this presentation includes pro forma financial data giving effect to the IPO and the Reorganization as though they had occurred on January 1, 2020. As such, the pro forma information reflects certain Reorganization adjustments, including, but not limited to, the exclusion of assets that were transferred to RemainCo, increasing the amount of performance allocations our people will receive, the inclusion of an administrative services fee paid by RemainCo to the Company, additional interest on debt incurred as part of the Reorganization, and the step-up of taxes on a public-company basis. Therefore, comparability of the pro forma information included in this presentation to prior financial data or future periods may be limited. See the Reconciliations and Disclosures section of this presentation for a full comparison of actual to pro forma financial data, reconciliations of Non-GAAP to the most comparable GAAP measures, and adjustment descriptions. Comparability Statement and Pro Forma Financial Information

First Quarter 2023 Financial Results

TPG | 6 ▪ Net income of $36 million for 1Q'23, compared to 4Q'22 net loss of $10 million, and 1Q'22 net income of $163 million ▪ Net income attributable to TPG Inc. of $25 million for 1Q'23, compared to $24 million in 4Q'22, and $41 million in 1Q'22 GAAP Statements of Operations (Unaudited) 1. Operating profit margin, defined as net income divided by total revenues, was 14.7% for 1Q'22 and 5.5% for 1Q'23. ($ in thousands, except share and per share amounts) 1Q'22 1Q'23 Revenues Fees and other $ 273,005 $ 311,471 Capital allocation-based income 837,705 331,674 Total revenues 1,110,710 643,145 Expenses Compensation and benefits Cash-based compensation and benefits 116,359 120,451 Equity-based compensation 185,911 157,293 Performance allocation compensation 523,138 221,341 Total compensation and benefits 825,408 499,085 General, administrative and other 102,264 104,873 Depreciation and amortization 8,699 8,222 Interest expense 4,638 7,418 Expenses of consolidated Public SPACs: Other 1,523 519 Total expenses 942,532 620,117 Investment income Income from investments: Net gains from investment activities 6,643 14,816 Interest, dividends and other 204 7,971 Investment income of consolidated Public SPACs: Unrealized gains on derivative liabilities 2,657 (750) Interest, dividends and other 126 2,712 Total investment income 9,630 24,749 Income before income taxes 177,808 47,777 Income tax expense 15,004 12,103 Net income(1) 162,804 35,674 Less: Net income attributable to redeemable equity in Public SPACs prior to IPO (517) — Net income attributable to other non-controlling interests prior to IPO 966 — Net income attributable to TPG Group Holdings prior to IPO 5,256 — Net income attributable to redeemable equity in Public SPACs 1,823 1,529 Net income attributable to non-controlling interests in TPG Operating Group (4,912) (25,492) Net income attributable to other non-controlling interests 118,904 34,582 Net income attributable to TPG Inc. subsequent to IPO $ 41,284 $ 25,055 Net income available to Class A common stock - Basic per share $ 0.52 $ 0.27 Net income available to Class A common stock - Diluted per share $ 0.11 $ (0.01) Weighted average shares outstanding - Basic 79,240,057 79,499,319 Weighted average shares outstanding - Diluted 308,892,698 309,140,849

First Quarter and Last Twelve Months Highlights

Non-GAAP Financial Measures *($M)*

- 1Q'23 FRR of $265 million increased 10% versus 1Q'22, with 1Q'23 FRE of $99 million and 1Q'23 After-tax DE of $88 million

	Actual 1Q'22	Actual 1Q'23	Actual 1Q'22 LTM	Pro Forma 1Q'22 LTM	Actual 1Q'23 LTM
Fee-Related Revenues ("FRR")	$241	$265	$915	$921	$1,111
Fee-Related Earnings ("FRE")	92	99	237	351	461
Realized Performance Allocations, Net	122	5	1,056	321	165
After-Tax Distributable Earnings ("After-tax DE")	199	88	1,339	672	589

Operating Metrics *($B)*

- Total AUM of $137 billion, up 14% in the last twelve months; Fee Earning AUM of $79 billion, up 23% during the same period

	1Q'22	4Q'22	1Q'23
Assets Under Management ("AUM")	$120.4	$135.0	$137.1
Fee Earning Assets Under Management ("FAUM")	64.2	77.9	78.8
Net Accrued Performance Allocations	0.8	0.6	0.7
Available Capital	30.3	43.0	42.7

	1Q'22	1Q'23	1Q'22 LTM	1Q'23 LTM
Value Creation	7%	3%	33%	4%
Capital Raised	$5.4	$2.0	$24.5	$26.6
Capital Invested	4.4	2.3	22.3	14.4
Realizations	4.8	2.3	28.8	13.1

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020. See the Reconciliations and Disclosures section of this presentation for a full comparison of actual to pro forma financial data, reconciliations of Non-GAAP to the most comparable GAAP measures, and adjustment descriptions.

TPG | 7

Non-GAAP Financial Measures

- FRE increased 8% from $92 million in 1Q'22 to $99 million in 1Q'23; FRE margin decreased to 37% in 1Q'23 compared to 38% in 1Q'22
- FRE of $99 million in 1Q'23 decreased 28% from $139 million in 4Q'22; FRE margin decreased from 45% in 4Q'22 to 37% in 1Q'23
- After-tax DE of $88 million in 1Q'23, a decrease from $227 million in 4Q'22 and $199 million in 1Q'22, driven primarily by lower realized performance allocations, net

($ in thousands)	Actual 1Q'22	Actual 1Q'23	Actual 1Q'22 LTM	Pro Forma 1Q'22 LTM	Actual 1Q'23 LTM
Fee-Related Revenues					
Management Fees	$ 202,731	$ 247,998	$ 766,867	$ 766,867	$ 975,127
Transaction, monitoring and other fees, net	26,756	4,672	102,675	102,675	86,994
Other Income	11,045	12,783	45,117	50,969	48,806
Fee-Related Revenues	**240,532**	**265,453**	**914,659**	**920,511**	**1,110,926**
Fee-Related Expenses					
Compensation and benefits, net	98,187	100,155	499,898	391,389	394,936
Operating expenses, net	50,362	66,014	177,827	177,827	254,841
Fee-Related Expenses	**148,549**	**166,169**	**677,725**	**569,216**	**649,777**
Fee-Related Earnings	**91,983**	**99,284**	**236,934**	**351,295**	**461,151**
Realized performance allocations, net	122,192	5,025	1,055,674	321,296	165,216
Realized investment income and other, net[1]	7,293	(5,175)	92,018	71,438	29,570
Depreciation expense	(1,571)	(1,131)	(6,990)	(6,990)	(4,149)
Interest expense, net	(4,431)	(1,033)	(15,721)	(18,715)	(10,398)
Distributable Earnings	**215,466**	**96,970**	**1,361,914**	**718,323**	**641,390**
Income taxes	(16,433)	(9,128)	(22,434)	(46,055)	(52,318)
After-Tax Distributable Earnings	**$ 199,033**	**$ 87,842**	**$ 1,339,480**	**$ 672,268**	**$ 589,072**

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020. See the Reconciliations and Disclosures section of this presentation for a full comparison of actual to pro forma financial data, reconciliations of Non-GAAP to the most comparable GAAP measures, and adjustment descriptions.

1. Realized investment income and other, net includes activity considered non-core to our Fee-Related Earnings operations, including $11 million of expenses in 1Q'23 related to the proposed transaction with Angelo, Gordon & Co., L.P. and AG Funds L.P., and $24 million of professional fees relating to our initial public offering in 1Q'22.

TPG | 8

TPG | 9 $92 1Q'22 $203 $248 $80 $106 $34 $37 $42 $47$28 $41 $19 $17 1Q'22 1Q'23 ▪ 1Q'23 FRR decreased 14% over 4Q'22 primarily driven by lower capital markets fees, and increased 10% over 1Q'22 due to an increase in management fees stemming from FAUM growth of 23% in the last twelve months ▪ Fee-Related Expenses in 1Q'23 remained flat when compared to 4Q’22, and increased compared to 1Q'22 primarily due to higher professional fees and travel expenses ▪ 1Q’23 LTM FRE margin of 42%; FRE margin was 37% in 1Q'23, a decrease from 45% in 4Q'22 and 38% in 1Q'22 Fee-Related Earnings Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments. 1. There are no pro forma adjustments to management fees, and therefore the by-platform breakdown does not change between actual and pro forma figures. Fee-Related Earnings Management Fees by Platform(1) ($M) ($M) +22% $461 1Q'23 LTM $99 1Q'23 $237 $351 1Q'22 LTM Actual Pro Forma $767 $975 $335 $408 $149 $145 $132 $185$81 $167 $70 $70 1Q'22 LTM 1Q'23 LTM Capital Growth Impact Real Estate Market Solutions +27%

TPG | 10 $199 1Q'22 55% 45% $589 1Q'23 LTM Distributable Earnings ▪ After-tax DE decreased by 61% from $227 million in 4Q'22 to $88 million in 1Q'23, mainly due to a decline in realized performance allocations, net and a 28% decrease in FRE ▪ After-tax DE decreased from $199 million in 1Q'22 to $88 million for 1Q'23 primarily due to a decrease in realized performance allocations, net After-Tax DE Distributable Earnings Mix 4Q'22 1Q'23 ($M) Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments. $88 1Q'23 Actual Pro Forma $1,339 $672 1Q'22 LTM FRE All Other Sources of Pre-tax DE 102%

TPG | 11 Growth $1 Impact $— Real Estate $4 Capital $145 Growth $13 Impact $2 Real Estate $5 Market Solutions $1 ▪ Realized performance allocations, net were $5 million in 1Q'23, driven by TREP III in the Real Estate platform and TTAD I in the Growth platform ▪ Realized performance allocations, net for 1Q'23 LTM were $165 million driven by TPG VII, TPG VIII, Asia VII, and THP I in the Capital platform, as well as TTAD I and Growth IV in the Growth platform Realized Performance Allocations, Net 1Q'23 Realized Performance Allocations, Net 1Q'23 LTM Realized Performance Allocations, Net ($M) ($M) Total $165 Total $5 Capital Growth Impact Real Estate Market Solutions <$1

TPG | 12 643 +71 (5) 709 4Q'22 Value Creation & Other Realized Gains 1Q'23 $406 $164 $80 $26 $33 Capital Growth Impact Real Estate Market Solutions Net Accrued Performance Allocations Value Creation 1Q'23 1Q'23 LTM Capital 3.5% 5.0% Growth 1.4% 2.8% Impact 7.3% 10.4% Real Estate (0.2%) (4.0%) Market Solutions(1) 4.1% 1.2% Total 3.2% 4.2% Net Accrued Performance Allocations by Fund Vintage ($M) 4Q'22 1Q'23 2017 & Prior $298 $310 2018 54 49 2019 193 223 2020 62 70 2021 35 55 2022 1 2 Total $643 $709 1Q'23 Net Accrued Performance Allocations 1Q'23 Net Accrued Performance Allocations Walk ($M) Total $709 ($M) 1. Due to the nature of their strategy, Value Creation in the Market Solutions platform above includes information for certain funds as of December 31, 2022. Accordingly, those funds’ performance information does not reflect any fund activity for the quarter ended March 31, 2023 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended March 31, 2023 will be reflected in the performance information presented in future reporting.

TPG | 13 GAAP Balance Sheet (Unaudited) ▪ Our investments increased $201 million, or 4%, from 4Q'22 to 1Q'23, mainly driven by a 3% increase in the value of our portfolio companies for 1Q'23 ▪ Cash decreased to $932 million in 1Q'23 primarily due to the distribution of proceeds received 1. Includes TPG Inc. Class A and B common stock as well as additional paid-in-capital and retained earnings. ($ in thousands) 4Q'22 1Q'23 Assets Cash and cash equivalents $ 1,107,484 $ 931,946 Investments 5,329,868 5,530,841 Other assets 845,197 843,426 Assets of consolidated Public SPACs 659,189 661,109 Total assets 7,941,738 7,967,322 Liabilities, redeemable equity and equity Liabilities Debt obligations 444,566 444,733 Due to affiliates 139,863 232,815 Accrued performance allocation compensation 3,269,889 3,225,492 Other liabilities 324,261 382,062 Liabilities of consolidated Public SPACs 23,653 24,429 Total liabilities 4,202,232 4,309,531 Redeemable equity attributable to consolidated Public SPACs 653,635 656,347 Equity TPG Inc.(1) 509,672 509,216 Other non-controlling interests 2,576,199 2,492,228 Total equity 3,085,871 3,001,444 Total liabilities, redeemable equity and equity $ 7,941,738 $ 7,967,322

TPG | 14 Non-GAAP Balance Sheet ▪ Cash and cash equivalents of $619 million at the end of 1Q'23 ▪ At the end of 1Q'23, our net cash(1) was $169 million, and we had an undrawn $700 million credit facility ▪ Our borrowings include securitized notes with a principal amount of $250 million, which are backed by $489 million in pledged assets as of 1Q'23, and a senior unsecured term loan with a principal amount of $200 million that was issued as part of the Reorganization ▪ Accrued performance allocations increased to $709 million in 1Q'23, primarily driven by TPG VII, TPG VIII, and THP I in the Capital platform plus Rise Climate in the Impact platform 1. Net cash comprised of $619 million of cash and cash equivalents less $450 million in debt principal. ($ in thousands) 4Q'22 1Q'23 Book Assets Cash and cash equivalents $ 691,687 $ 618,608 Restricted cash 13,166 13,277 Accrued performance allocations 642,519 708,868 Investments in funds 576,814 597,384 Other assets 576,241 532,340 Total Book Assets 2,500,427 2,470,477 Book Liabilities Accounts payable, accrued expenses and other 48,183 72,934 Secured borrowings, net 245,259 245,336 Senior unsecured term loan, net 199,307 199,397 Total Book Liabilities 492,749 517,667 Net Book Value $ 2,007,678 $ 1,952,810

Operating Metrics

TPG | 16 $64 $79 $25 $36 $11 $11$11 $13$11 $13 $6 $6 1Q'22 1Q'23 $120 $137 $57 $68 $22 $24 $14 $17$18 $19$10 $9 1Q'22 1Q'23 Assets Under Management and Fee Earning AUM ▪ 1Q'23 AUM rose 14% over 1Q'22 to $137.1 billion, driven by value creation of 4% for the last twelve months and capital raised of $26.6 billion over the same period, which included $9.3 billion in TPG IX and $3.4 billion in Asia VIII within the Capital platform, and $2.5 billion in TREP IV within the Real Estate platform; this was partially offset by realizations totaling $13.1 billion in the last twelve months ▪ FAUM increased 23% in 1Q'23 over 1Q'22 to $78.8 billion, driven primarily by TPG IX, Asia VIII, and THP II in the Capital platform, TREP IV in the Real Estate platform, and Rise III in the Impact platform Assets Under Management Fee Earning AUM ($B) ($B) +14% +23% Capital Growth Impact Real Estate Market Solutions

TPG | 17 1% 6% 86% 4% 3% —% 5% 88% 2% 5% FAUM by Remaining Duration 11% 50% 32% 2% 5% Assets Under Management and Fee Earning AUM Duration AUM by Duration at Inception Note: For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9. 1. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of March 31, 2023. 2. Defined as the number of years between March 31, 2023 and contractual fund winddown, prior to any extensions. ▪ At the end of 1Q'23, approximately 90% of our AUM and 90% of our FAUM was in perpetual or long-dated funds with a duration(1) of 10 or more years (prior to any extensions) ▪ At the end of 1Q'23, approximately 85% of our FAUM had a remaining lifespan(2) of 5 or more years, with 34% in vehicles that have 10 or more years remaining (including those considered perpetual) Total $137B Total $79B FAUM by Duration at Inception Total $79B ~90% ~85%~90% 0-4 Years 5-9 Years 10+ Years Perpetual Capital Subject to Periodic Redemption <1

TPG | 18 Capital $2,146 Real Estate $989Capital $3,598 Growth $2,997 Impact $817 Real Estate $1,182 Market Solutions $1,038 ▪ AUM Subject to Fee Earning Growth totaled $12.8 billion at the end of 1Q'23 and represents capital commitments that, once deployed, generate new management fees (AUM Not Yet Earning Fees) or generate a higher rate of management fees (FAUM Subject to Step-Up) ▪ At the end of 1Q'23, our AUM Subject to Fee Earnings Growth represents 16% of FAUM and the potential fee-related revenue opportunity associated with both AUM Not Yet Earning Fees and FAUM Subject to Step-Up is estimated at approximately $69 million annually(1) AUM Not Yet Earning Fees FAUM Subject to Step-Up ($M) ($M) Total $9,632 Total $3,135 AUM Subject to Fee Earning Growth 1. Represents the sum of the gross revenue opportunity for each non-legacy fund with unallocated capital, the deployment of which would result in incremental management fees being earned. Revenue opportunity for each fund is calculated as (a) the incremental amount of unallocated capital that would be invested to achieve a range of 90%-100% total deployment of the original commitments of the fund, multiplied by (b) the incremental fee rate that we anticipate would be earned on invested capital and (c) the proportion of the fund's commitments that are expected to pay fees based on the amount of invested capital. Capital Growth Impact Real Estate Market Solutions

AUM Rollforward

- AUM increased 2% over 1Q'23, and $16.7 billion, or 14%, in the last twelve months
- AUM activity in 1Q'23 was driven by capital raised of $2.0 billion and changes in investment value of $2.4 billion, offset by realizations of $2.3 billion
- AUM growth for the last twelve months was driven by $26.6 billion of capital raised, including $16.1 billion in the Capital platform and $3.4 billion in the Impact platform, partially offset by $13.1 billion of realizations
- Changes in investment value increased over the last twelve months largely due to value creation of 4%

	Three Months Ended March 31, 2023					
($ in millions)	**Capital**	**Growth**	**Impact**	**Real Estate**	**Market Solutions**	**Total**
AUM						
Balance as of Beginning of Period	$ 66,392	$ 23,138	$ 16,429	$ 19,503	$ 9,571	$ 135,034
Capital Raised	1,023	398	360	51	193	2,025
Realizations	(1,191)	(233)	(57)	(848)	(11)	(2,340)
Changes in Investment Value[(1)]	1,488	284	676	630	(654)	2,423
AUM as of end of period	**$ 67,712**	**$ 23,587**	**$ 17,408**	**$ 19,336**	**$ 9,099**	**$ 137,142**

	Last Twelve Months Ended March 31, 2023					
($ in millions)	**Capital**	**Growth**	**Impact**	**Real Estate**	**Market Solutions**	**Total**
AUM						
Balance as of Beginning of Period	$ 56,770	$ 22,099	$ 13,806	$ 17,812	$ 9,912	$ 120,399
Capital Raised	16,109	2,556	3,447	2,783	1,706	26,601
Realizations	(7,080)	(2,204)	(340)	(3,100)	(358)	(13,083)
Changes in Investment Value[(1)]	1,913	1,136	495	1,841	(2,160)	3,225
AUM as of end of period	**$ 67,712**	**$ 23,587**	**$ 17,408**	**$ 19,336**	**$ 9,099**	**$ 137,142**

Note: For Market Solutions, capital raised in our SPAC vehicles represents funds raised in the SPAC IPO, including forward purchase agreements and private investment in public equity (PIPE) commitments, and realizations are considered to occur at business combination with a target, in the amount of capital raised; for our hedge funds, capital raised represents new fund subscriptions.
1. Changes in investment value consists of changes in fair value, capital invested and available capital and other investment activities, including the change in net asset value of our hedge funds.

TPG | 19

FAUM Rollforward

- FAUM increased $0.9 billion in 1Q'23 and increased $14.6 billion in the last twelve months, an increase of 1% and 23%, respectively
- Increases in 1Q'23 were primarily driven by fee earning capital raised
- In the last twelve months, increases were driven by fee earning capital raised in TPG IX, Asia VIII, and THP II in the Capital platform, TREP IV in the Real Estate platform, and Rise III in the Impact platform

	Three Months Ended March 31, 2023					
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
FAUM						
Balance as of Beginning of Period	$ 35,371	$ 10,830	$ 12,739	$ 13,324	$ 5,681	$ 77,945
Fee Earning Capital Raised[1]	439	144	108	7	93	791
Net Change in Actively Invested Capital[2]	(132)	109	137	69	(75)	109
Reduction in Fee Base of Certain Funds[3]	—	—	—	—	—	—
FAUM as of end of period	**$ 35,678**	**$ 11,084**	**$ 12,984**	**$ 13,400**	**$ 5,699**	**$ 78,845**

	Last Twelve Months Ended March 31, 2023					
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
FAUM						
Balance as of Beginning of Period	$ 25,483	$ 10,672	$ 11,222	$ 10,744	$ 6,084	$ 64,205
Fee Earning Capital Raised[1]	14,244	144	2,020	2,427	936	19,772
Net Change in Actively Invested Capital[2]	(486)	775	224	229	(1,321)	(579)
Reduction in Fee Base of Certain Funds[3]	(3,563)	(507)	(482)	—	—	(4,553)
FAUM as of end of period	**$ 35,678**	**$ 11,084**	**$ 12,984**	**$ 13,400**	**$ 5,699**	**$ 78,845**

1. Fee earning capital raised represents capital raised by our funds for which management fees calculated based on commitments were activated during the period.
2. Net change in actively invested capital includes capital invested during the period, net of return of capital distributions and changes in net asset value of hedge funds. It also includes adjustments related to funds with a fee structure based on the lower of cost or fair value.
3. Reduction in fee base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.

TPG | 20

Other Operating Metrics

- Increased fundraising in 1Q'23 LTM over 1Q'22 LTM, particularly in the Capital platform; at the end of 1Q'23, we had $42.7 billion of capital available for deployment

(All tables in $M)

Capital Raised	1Q'22	1Q'23	1Q'22 LTM	1Q'23 LTM
Capital	$ 233	$ 1,023	$ 3,925	$ 16,109
Growth	49	398	4,791	2,556
Impact	528	360	7,689	3,448
Real Estate	4,564	51	6,029	2,782
Market Solutions[(1)]	74	193	2,019	1,706
Total	**$ 5,448**	**$ 2,025**	**$ 24,452**	**$ 26,601**

Available Capital	1Q'22	1Q'23
Capital	$ 9,507	$ 20,154
Growth	4,644	4,467
Impact	6,907	6,750
Real Estate	6,746	8,778
Market Solutions	2,461	2,502
Total	**$ 30,265**	**$ 42,651**

Capital Invested	1Q'22	1Q'23	1Q'22 LTM	1Q'23 LTM
Capital	$ 1,800	$ 341	$ 10,807	$ 4,791
Growth	442	242	2,622	2,923
Impact	1,528	1,160	2,749	3,299
Real Estate	587	363	4,635	2,730
Market Solutions[(2)]	91	145	1,525	613
Total	**$ 4,448**	**$ 2,251**	**$ 22,338**	**$ 14,356**

Realizations	1Q'22	1Q'23	1Q'22 LTM	1Q'23 LTM
Capital	$ 3,893	$ 1,191	$ 19,222	$ 7,080
Growth	253	233	4,164	2,204
Impact	265	57	1,336	341
Real Estate	321	848	2,958	3,100
Market Solutions[(2)]	55	11	1,095	358
Total	**$ 4,787**	**$ 2,340**	**$ 28,775**	**$ 13,083**

1. Within Market Solutions, capital raised at our hedge fund represents new fund subscriptions.
2. Within Market Solutions, capital invested and realizations in our SPAC vehicles represent funds raised in the SPAC IPO, including forward purchase agreements and private investment in public equity (PIPE) commitments, which are considered to occur at business combination with a target.

TPG | 21

Supplemental Details

1Q'23 GAAP and Non-GAAP Performance Allocations

($ in thousands)	GAAP Total	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[(2)]	Non-GAAP Realized
	Three Months Ended March 31, 2023				
Capital					
TPG VIII	$ 119,038	$ 119,038	$ —	$ —	$ —
TPG VII	49,259	49,259	—	—	—
THP I	34,385	34,385	—	—	—
AAF	22,985	22,985	—	—	—
Asia VI	10,384	10,384	—	—	—
THP II	2,730	2,730	—	—	—
TPG IX	1,714	1,714	—	—	—
TES	519	519	—	—	—
Asia VII	(7,310)	(7,310)	—	—	—
Excluded Assets[(1)]	(48,369)	(175,762)	127,393	127,393	—
Total Capital	**185,335**	**57,942**	**127,393**	**127,393**	**—**
Growth					
Growth IV	9,460	9,460	—	—	—
Growth III	5,068	5,068	—	—	—
TDM	3,897	3,897	—	—	—
Growth V	3,135	3,135	—	—	—
TTAD I	1,344	(3,867)	5,212	4,115	1,097
Excluded Assets[(1)]	11,996	11,440	555	555	—
Total Growth	**34,900**	**29,133**	**5,767**	**4,671**	**1,097**
Impact					
Rise Climate	78,952	78,952	—	—	—
Rise II	19,736	19,736	—	—	—
Rise I	(6,472)	(7,009)	537	421	116
Total Impact	**92,216**	**91,679**	**537**	**421**	**116**
Real Estate					
TREP III	(4,746)	(23,807)	19,061	15,249	3,812
Excluded Assets[(1)]	(4,847)	(4,847)	—	—	—
Total Real Estate	**(9,593)**	**(28,654)**	**19,061**	**15,249**	**3,812**
Market Solutions					
TPEP	7,711	7,711	—	—	—
NewQuest III	4,984	4,984	—	—	—
NewQuest IV	154	154	—	—	—
Total Market Solutions	**12,849**	**12,849**	**—**	**—**	**—**
Total	**$ 315,707**	**$ 162,948**	**$ 152,758**	**$ 147,734**	**$ 5,025**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 23

1Q'23 LTM GAAP and Non-GAAP Performance Allocations

($ in thousands)	Last Twelve Months Ended March 31, 2023				
	GAAP Total	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[2]	Non-GAAP Realized
Capital					
TPG VIII	$ 376,757	$ 253,569	$ 123,188	$ 97,254	$ 25,934
AAF	136,785	136,785	—	—	—
THP I	18,745	(34,718)	53,463	42,208	11,255
THP II	5,259	5,259	—	—	—
TES	3,176	(6,523)	9,699	7,759	1,940
TPG IX	2,860	2,860	—	—	—
Asia VII	(28,511)	(120,658)	92,148	72,753	19,395
Asia VI	(62,574)	(70,901)	8,327	8,327	—
TPG VII	(189,993)	(599,634)	409,641	323,406	86,234
Excluded Assets[1]	(115,859)	(271,238)	155,378	155,378	—
Total Capital	**146,645**	**(705,199)**	**851,844**	**707,086**	**144,758**
Growth					
Growth V	60,633	60,633	—	—	—
TDM	26,631	26,631	—	—	—
Growth IV	16,669	(7,229)	23,897	18,876	5,021
TTAD I	(5,441)	(41,420)	35,979	28,409	7,570
Growth III	(14,860)	(26,086)	11,226	11,226	—
Excluded Assets[1]	(15,278)	(17,041)	1,763	1,763	—
Total Growth	**68,354**	**(4,511)**	**72,865**	**60,275**	**12,591**
Impact					
Rise Climate	78,952	78,952	—	—	—
Rise II	39,997	39,997	—	—	—
Rise I	(20,680)	(28,914)	8,234	6,454	1,780
Excluded Assets[1]	(18,494)	(18,620)	126	126	—
Total Impact	**79,775**	**71,414**	**8,361**	**6,580**	**1,780**
Real Estate					
TAC+	(2,555)	(2,555)	—	—	—
TREP III	(38,085)	(62,572)	24,487	19,589	4,897
Excluded Assets[1]	(25,882)	(39,236)	13,354	13,354	—
Total Real Estate	**(66,522)**	**(104,362)**	**37,841**	**32,943**	**4,897**
Market Solutions					
NewQuest IV	13,766	13,766	—	—	—
TPEP	10,318	4,377	5,940	4,752	1,188
TSCF	(769)	(769)	—	—	—
NewQuest III	(15,713)	(15,713)	—	—	—
Total Market Solutions	**7,602**	**1,662**	**5,940**	**4,752**	**1,188**
Total	**$ 235,855**	**$ (740,997)**	**$ 976,851**	**$ 811,636**	**$ 165,215**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 24

GAAP and Non-GAAP Accrued Performance Allocations

As of December 31, 2022

($ in millions)		Capital		Growth		Impact		Real Estate		Market Solutions		Total
GAAP Total	$	2,689	$	1,351	$	316	$	220	$	100	$	4,677
Less: Excluded Assets[1]		234		311		—		69		—		614
Less: Non-GAAP Adjustments[2]		2,094		878		254		121		73		3,421
Non-GAAP Total	**$**	**361**	**$**	**162**	**$**	**62**	**$**	**30**	**$**	**27**	**$**	**643**

As of March 31, 2023

($ in millions)		Capital		Growth		Impact		Real Estate		Market Solutions		Total
GAAP Total	$	2,747	$	1,380	$	408	$	192	$	113	$	4,840
Less: Excluded Assets[1]		58		323		—		64		—		445
Less: Non-GAAP Adjustments[2]		2,283		893		328		102		80		3,686
Non-GAAP Total	**$**	**406**	**$**	**164**	**$**	**80**	**$**	**26**	**$**	**33**	**$**	**709**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 25

After-Tax DE and Dividends Per Class A Common Stock

- After-tax DE attributable to TPG Inc. of $0.24 per share for 1Q'23, and $1.60 per share for 1Q'23 LTM
- Declared dividend of $0.20 per share for 1Q'23 on May 15, 2023, with a record date of May 25, 2023 and payable date of June 5, 2023; dividends declared total $1.35 per share for 1Q'23 LTM

($ in thousands, except share and per share amounts)	4Q'22	1Q'23
Share Reconciliation		
Class A common stock from IPO	79,070,565	79,070,565
Vested restricted stock units[1]	422,162	440,910
Exchange of Common Units to Class A common stock	—	1,000,000
Class A common stock outstanding	**79,492,727**	**80,511,475**

($ in thousands, except share and per share amounts)	4Q'22	1Q'23
After-Tax Distributable Earnings attributable to TPG Inc. Class A common stockholders		
Pre-Tax Distributable Earnings	$ 251,227	$ 96,970
Less: subsidiary-level income taxes[2]	(9,964)	(4,501)
Distributable Earnings before corporate income taxes	241,263	92,469
Percent to TPG Inc.	26%	26%
TPG Inc. Distributable Earnings before corporate income taxes	61,891	23,772
Less: corporate income taxes attributable to TPG Inc.[2]	(14,718)	(4,627)
TPG Inc. After-tax Distributable Earnings	47,173	19,146
Class A common stock outstanding	79,492,727	80,511,475
TPG Inc. After-tax Distributable Earnings per Class A common stock	**0.59**	**0.24**
Target dividend policy	85%	85%
Dividend per Class A common stock	**$ 0.50**	**$ 0.20**
Note: TPG Inc. effective DE corporate income tax rate	*23.8%*	*19.5%*

1. For the purposes of calculating our per share metrics, periods shown include events that occurred after period end but prior to the relevant record date, such as Common Unit exchanges and restricted stock units that vested and settled, as they will be entitled to a dividend on the payable date.
2. Total income taxes consist of subsidiary-level income taxes at the TPG Operating Group level and corporate income taxes borne by TPG Inc.

($ in thousands)	4Q'22	1Q'23
Subsidiary-level income taxes	$ 9,964	$ 4,501
Corporate income taxes	14,718	4,627
Total income taxes	$ 24,682	$ 9,128

TPG | 26

TPG | 27 Fee-Related Earnings Per Class A Common Stock ▪ FRE attributable to TPG Inc. of $0.32 per share for 1Q'23 and $1.49 per share for 1Q'23 LTM ($ in thousands, except share and per share amounts) 4Q'22 1Q'23 Share Reconciliation Class A common stock from IPO 79,070,565 79,070,565 Vested restricted stock units(1) 422,162 440,910 Exchange of Common Units to Class A common stock — 1,000,000 Class A common stock outstanding 79,492,727 80,511,475 ($ in thousands, except share and per share amounts) 4Q'22 1Q'23 Fee-Related Earnings attributable to TPG Inc. Class A common stockholders Total Fee-Related Earnings(2) $ 138,853 $ 99,284 Percent to TPG Inc. 26% 26% TPG Inc. Fee-Related Earnings 35,620 25,524 Class A common stock outstanding 79,492,727 80,511,475 TPG Inc. Fee-Related Earnings per Class A common stock $ 0.45 $ 0.32 1. For the purposes of calculating our per share metrics, periods shown include events that occurred after period end but prior to the relevant record date, such as Common Unit exchanges and restricted stock units that vested and settled, as they will be entitled to a dividend on the payable date. 2. Fee-Related Earnings does not include income tax expense.

TPG | 28 Distributable Earnings Participating Shares Outstanding (shares) 4Q'22 1Q'23 TPG Inc. Diluted Shares Outstanding Class A common stock outstanding 79,240,058 80,492,727 Common Units exchangeable into Class A common stock 229,652,641 228,652,641 Diluted Class A common stock outstanding 308,892,699 309,145,368 Restricted Stock Units ("RSUs") IPO-related Service-based(1) 9,450,349 8,835,345 Executive Service-Vesting 1,101,695 1,101,695 Ordinary service-based RSUs 680,027 4,359,426 Total Distributable Earnings participating shares outstanding(2) 320,124,770 323,441,834 1. Includes 31,978 RSUs that have vested but have not yet been settled. 2. Excludes Executive and Ordinary Performance Condition Vesting RSUs, which are not considered participating as they either accrue dividends to be paid only upon vesting or do not participate in dividends. Periods exclude restricted stock units that vested and settled after period-end.

Equity-Based Compensation Summary

- Equity-based compensation related to TPG Inc. ordinary service-based RSUs totaled $10.0 million in 1Q'23; the total unrecognized compensation expense related to these RSUs amounted to $132.3 million at the end of 1Q'23, and is expected to be recognized over the next 3.1 years[1]

($ in millions, except for share and per share amounts, as of March 31, 2023)

Category	Units Outstanding	Compensation Expense QTD	Unrecognized Compensation Expense	Remaining Recognition Period[1]
Legacy Equity and Other IPO-Related Awards[2]	N/A	$ 127.8	$ 1,358.9	2.0 - 5.0 years
TPG Inc. IPO-Related RSUs[3]	9,937,040	15.8	220.2	3.4 years
Subtotal	**9,937,040**	**143.6**	**1,579.1**	
Add: TPG Inc. Ordinary service-based RSUs	4,359,426	10.0	132.3	3.1 years
Total	**14,296,466**	**153.6**	**1,711.4**	
Less: Non-employee portion of RSUs[4]	(232,770)	(0.7)		
Add: PRSU Compensation Expense	1,237,286	1.8		
Add: Other[5]		2.6		
Total Statement of Operations Equity-based compensation		**$ 157.3**		

1. For RSUs, this metric represents the weighted average remaining recognition period across outstanding grants.
2. Represents units granted in TPG Partner Holdings, RemainCo Partner Holdings, and other awards granted in conjunction with the IPO.
3. Excludes Executive Performance Condition Vesting RSUs ("PRSUs"), which are not considered participating; these RSUs either do not participate in dividends or accrue dividends only to be paid upon vesting. Includes 31,978 RSUs that have vested but have not yet been settled.
4. Considered a General, Administrative and Other expense for GAAP purposes.
5. Represents units granted in TPG RE Finance Trust, Inc.

TPG | 29

Fund Performance Metrics

($ in millions, as of 3/31/23) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Investor Net MoM[9]
Platform: Capital										
Capital Funds										
Air Partners	1993	$ 64	$ 64	$ 697	$ —	$ 697	81%	10.9x	73%	8.9x
TPG I	1994	721	696	3,095	—	3,095	47%	4.4x	36%	3.5x
TPG II	1997	2,500	2,554	5,010	—	5,010	13%	2.0x	10%	1.7x
TPG III	1999	4,497	3,718	12,360	—	12,360	34%	3.3x	26%	2.6x
TPG IV	2003	5,800	6,157	13,733	—	13,733	20%	2.2x	15%	1.9x
TPG V	2006	15,372	15,564	22,071	1	22,072	6%	1.4x	5%	1.4x
TPG VI	2008	18,873	19,220	33,327	217	33,544	14%	1.7x	10%	1.5x
TPG VII	2015	10,495	10,055	19,342	4,580	23,922	27%	2.3x	21%	1.9x
TPG VIII	2019	11,505	10,646	2,865	14,563	17,428	50%	1.7x	33%	1.5x
TPG IX	2022	9,265	513	—	659	659	NM	NM	NM	NM
Capital Funds		*79,092*	*69,187*	*112,500*	*20,020*	*132,520*	*23%*	*1.9x*	*15%*	*1.7x*
Asia Funds										
Asia I	1994	96	78	71	—	71	(3%)	0.9x	(10%)	0.7x
Asia II	1998	392	764	1,669	—	1,669	17%	2.2x	14%	1.9x
Asia III	2000	724	623	3,316	—	3,316	46%	5.3x	31%	3.8x
Asia IV	2005	1,561	1,603	4,089	—	4,089	23%	2.6x	17%	2.1x
Asia V	2007	3,841	3,257	5,221	353	5,574	10%	1.7x	6%	1.4x
Asia VI	2012	3,270	3,244	2,655	4,481	7,136	17%	2.2x	13%	1.8x
Asia VII	2017	4,630	4,344	1,922	5,823	7,745	26%	1.8x	17%	1.5x
Asia VIII	2022	3,429	557	—	541	541	NM	NM	NM	NM
Asia Funds		*17,943*	*14,470*	*18,943*	*11,198*	*30,141*	*21%*	*2.1x*	*15%*	*1.7x*
Healthcare Funds										
THP I	2019	2,704	2,405	821	2,824	3,645	44%	1.6x	26%	1.3x
THP II	2022	2,015	225	—	289	289	NM	NM	NM	NM
Healthcare Funds		*4,719*	*2,630*	*821*	*3,113*	*3,934*	*44%*	*1.6x*	*26%*	*1.3x*
Continuation Vehicles										
TPG AAF	2021	1,317	1,314	97	2,560	2,657	56%	2.0x	47%	1.8x
TPG AION	2021	207	207	—	207	207	0%	1.0x	(1%)	1.0x
Continuation Vehicles		*1,524*	*1,521*	*97*	*2,767*	*2,864*	*49%*	*1.9x*	*41%*	*1.7x*
Platform: Capital (excl-Legacy[15])		***103,278***	***87,808***	***132,361***	***37,098***	***169,459***	***23%***	***2.0x***	***15%***	***1.7x***
Legacy Funds										
TES I	2016	303	206	219	164	383	27%	1.8x	19%	1.6x
Platform: Capital		**$ 103,581**	**$ 88,014**	**$ 132,580**	**$ 37,262**	**$ 169,842**	**23%**	**2.0x**	**15%**	**1.7x**

Note: Past performance is not indicative of future results. See notes on the following pages.

TPG | 30

Fund Performance Metrics (Cont'd)

($ in millions, as of 3/31/23) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Investor Net MoM[9]
Platform: Growth										
Growth Funds										
STAR	2007	$ 1,264	$ 1,259	$ 1,862	$ 64	$ 1,926	13%	1.5x	6%	1.3x
Growth II	2011	2,041	2,184	4,718	622	5,340	22%	2.5x	16%	2.0x
Growth III	2015	3,128	3,325	4,646	2,319	6,965	28%	2.1x	19%	1.7x
Growth IV	2017	3,739	3,576	1,836	4,634	6,470	24%	1.8x	16%	1.5x
Gator	2019	726	686	645	635	1,280	37%	1.9x	28%	1.6x
Growth V	2020	3,558	2,577	320	3,324	3,644	34%	1.5x	21%	1.3x
Growth Funds		*14,456*	*13,607*	*14,027*	*11,598*	*25,625*	*21%*	*1.9x*	*14%*	*1.6x*
Tech Adjacencies Funds										
TTAD I	2018	1,574	1,497	875	1,851	2,726	33%	1.8x	26%	1.6x
TTAD II	2021	3,198	1,595	—	1,664	1,664	6%	1.0x	(2%)	1.0x
Tech Adjacencies Funds		*4,772*	*3,092*	*875*	*3,515*	*4,390*	*30%*	*1.5x*	*23%*	*1.3x*
TDM	2017	1,326	443	—	1,051	1,051	26%	2.4x	21%	2.0x
LSI	2023	148	8	—	8	8	NM	NM	NM	NM
Platform: Growth (Excl-Legacy[15])		***20,702***	***17,150***	***14,902***	***16,172***	***31,074***	***21%***	***1.9x***	***15%***	***1.6x***
Legacy Funds										
Biotech III	2008	510	468	995	345	1,340	16%	2.9x	12%	2.3x
Biotech IV	2012	106	99	121	3	124	7%	1.3x	2%	1.1x
Biotech V	2016	88	81	27	48	75	(2%)	0.9x	(6%)	0.8x
ART	2013	258	241	35	174	209	(2%)	0.9x	(6%)	0.7x
Platform: Growth		**21,664**	**18,039**	**16,080**	**16,742**	**32,822**	**20%**	**1.9x**	**14%**	**1.6x**
Platform: Impact										
The Rise Funds										
Rise I	2017	2,106	1,955	1,283	2,469	3,752	23%	1.9x	15%	1.6x
Rise II	2020	2,176	1,895	99	2,542	2,641	34%	1.4x	20%	1.3x
Rise III	2022	2,146	451	—	465	465	NM	NM	NM	NM
The Rise Funds		*6,428*	*4,301*	*1,382*	*5,476*	*6,858*	*25%*	*1.7x*	*16%*	*1.4x*
TSI	2018	333	133	368	—	368	35%	2.8x	25%	2.1x
Evercare	2019	621	419	23	461	484	4%	1.2x	(1%)	1.0x
Rise Climate	2021	7,268	2,877	54	3,556	3,610	98%	1.4x	39%	1.2x
TPG NEXT[19]	2022	510	—	—	—	—	NM	NM	NM	NM
Platform: Impact		**$ 15,160**	**$ 7,730**	**$ 1,827**	**$ 9,493**	**$ 11,320**	**26%**	**1.6x**	**16%**	**1.3x**

Note: Past performance is not indicative of future results. See notes on the following pages.

TPG | 31

Fund Performance Metrics (Cont'd)

($ in millions, as of 3/31/23) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Investor Net MoM[9]
Platform: Real Estate										
TPG Real Estate Partners										
DASA RE	2012	$ 1,078	$ 576	$ 1,069	$ —	$ 1,069	21%	1.9x	15%	1.6x
TREP II	2014	2,065	2,213	3,193	370	3,563	28%	1.7x	19%	1.5x
TREP III	2018	3,722	4,084	2,362	2,902	5,264	20%	1.4x	14%	1.3x
TREP IV	2022	6,820	561	14	548	562	(10%)	1.0x	(73%)	0.7x
TPG Real Estate Partners		*13,685*	*7,434*	*6,638*	*3,820*	*10,458*	*23%*	*1.5x*	*15%*	*1.3x*
TRTX	2014	1,916 [14]	NM	NM	NM	NM	NM	NM	NM	NM
TAC+	2021	1,797	915	88	873	961	4%	1.0x	1%	1.0x
Platform: Real Estate		**17,398**	**8,349**	**6,726**	**4,693**	**11,419**	**23%**	**1.5x**	**15%**	**1.3x**
Platform: Market Solutions										
NewQuest Funds										
NewQuest I[18]	2011	390	291	767	—	767	48%	3.2x	37%	2.3x
NewQuest II[18]	2013	310	342	571	160	731	25%	2.2x	19%	1.8x
NewQuest III[18]	2016	541	523	374	530	904	16%	1.7x	10%	1.4x
NewQuest IV[18]	2020	1,000	795	115	1,014	1,129	36%	1.4x	20%	1.2x
NewQuest V[18]	2022	378	51	—	50	50	NM	NM	NM	NM
NewQuest Funds		*2,619*	*2,002*	*1,827*	*1,754*	*3,581*	*37%*	*1.9x*	*25%*	*1.5x*
TPEP Long/Short	NM	NM	NM	NM	2,112	NM	NM [13]	NM	NM [13]	NM
TPEP Long Only	NM	NM	NM	NM	1,700	NM	NM [13]	NM	NM [13]	NM
TSCF	2021	609	208	6	199	205	(1%)	1.0x	(2%)	1.0x
TGS[18]	2022	512	97	—	111	111	NM	NM	NM	NM
TPG TIGER[18]	2022	300	15	—	12	12	NM	NM	NM	NM
TPG TIGER 2[19]	2022	130	—	—	—	—	NM	NM	NM	NM
Platform: Market Solutions[12]		**4,170**	**2,322**	**1,833**	**5,888**	**3,909**	**37%**	**1.8x**	**24%**	**1.5x**
Discontinued Funds[16]		*5,870*	*4,103*	*5,303*	*—*	*5,303*	*7%*	*1.3x*	*3%*	*1.1x*
Total (excl-Legacy[15] and Discontinued Funds[16])		***160,708***	***123,359***	***157,649***	***73,344***	***227,181***	***23%***	***1.9x***	***15%***	***1.6x***
Total		**$ 167,843**	**$ 128,557**	**$ 164,349**	**$ 74,078**	**$ 234,615**	**22%**	**1.9x**	**14%**	**1.6x**

Note: Past performance is not indicative of future results. See notes on the following pages.

TPG | 32

TPG | 33 Fund Performance Metrics Notes 1) Vintage Year, with respect to an investment or group of investments, as applicable, represents the year such investment, or the first investment in such a group, was initially consummated by the fund. For follow-on investments, Vintage Year represents the year that the fund’s first investment in the relevant company was initially consummated. Vintage Year, with respect to a fund, represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). We adopted this standard for fund Vintage Year to better align with current market and investor benchmarking practices. For consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 remains unchanged and represents the year of such fund’s initial closing. 2) Capital Committed represents the amount of inception to date commitments a particular fund has received. 3) Capital Invested, with respect to an investment or group of investments, as applicable, represents cash outlays by the fund for such investment or investments (whether funded through investor capital contributions or borrowing under the fund’s credit facility), including capitalized expenses and unrealized bridge loans allocated to such investment or investments. Capital Invested may be reduced after the date of initial investment as a result of sell-downs. This does not include proceeds eligible for recycling under fund limited partnership agreements. Capital Invested does not include interest expense on borrowing under the fund’s credit facility. 4) Realized Value, with respect to an investment or group of investments, as applicable, represents total cash received or earned by the fund in respect of such investment or investments through the quarter end, including all interest, dividends and other proceeds. Receipts are recognized when cash proceeds are received or earned. Proceeds from an investment that is subject to pending disposition are not included in Realized Value and remain in Unrealized Value until the disposition has been completed and cash has been received. Similarly, any proceeds from an investment that is pending liquidation, or a similar event are not included in Realized Value until the liquidation or similar event has been completed. In addition, monitoring, transaction and other fees are not included in Realized Value but are applied to offset management fees to the extent provided in the fund’s partnership agreement. 5) Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the quarter end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment, assuming a reasonable period of time for liquidation of the investment, and taking into consideration the financial condition and operating results of the portfolio company, the nature of the investment, applicable restrictions on marketability, market conditions, foreign currency exposures and other factors the general partner may deem appropriate. Where applicable, such estimate has been adjusted from cost to reflect (i) company performance relative to internal performance markers and the performance of comparable companies; (ii) market performance of comparable companies; and (iii) recent, pending or proposed transactions involving us, such as recapitalizations, initial public offerings or mergers and acquisitions. Given the nature of private investments, valuations necessarily entail a degree of uncertainty and/or subjectivity. There can be no assurance that expected transactions will actually occur or that performance markers will be achieved, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the quarter end. 6) Total Value, with respect to an investment or group of investments, as applicable, is the sum of Realized Value and Unrealized Value of such investment or investments. 7) Gross IRR and Gross MoM are calculated by adjusting Net IRR and Investor Net MoM to generally approximate investor performance metrics excluding management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. With respect to interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments, we have assumed that investor capital contributions were made in respect thereof as of the midpoint of each relevant quarter in which such amounts were incurred. We have further assumed that distributions to investors occurred in the middle of the month in which the related proceeds were received by the fund. Like the Net IRR, Gross IRR and Gross MoM (i) do not reflect the effect of taxes borne, or to be borne, by investors and (ii) excludes amounts attributable to the fund’s general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Such Gross IRR and Gross MoM represent an average of returns for all included investors and does not necessarily reflect the actual return of any particular investor. Gross IRR and Gross MoM are an approximation calculated by adjusting historical data using estimates and assumptions that we believe are appropriate for the relevant fund, but that inherently involve significant judgment. For funds that engaged in de minimis or no fund-level borrowing, Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. In this scenario, Gross IRR, with respect to an investment or investments, has been calculated based on the time that capital was invested by the fund in such investment or investments and that distributions were received by the fund in respect of such investment or investments, regardless of when capital was contributed to or distributed from the fund. Gross IRR does not reflect the effect of management fees, fund expenses, performance allocations or taxes borne, or to be borne, borne, by investors in the fund and would be lower if it did. For funds that engaged in de minimis or no fund-level borrowing, Gross MoM represents the multiple-of-money on capital invested by the fund for an investment or investments and is calculated as Total Value divided by Capital Invested (i.e., cash outlays by the fund for such investment or investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility). Gross MoM is calculated on a gross basis and does not reflect the effect of management fees, fund expenses, performance allocations or taxes borne, or to be borne, by investors in the fund, and would be lower if it did.

TPG | 34 Fund Performance Metrics Notes (Cont’d) 8) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the quarter end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. Net IRR reflects the impact of management fees, fund expenses (including interest expense arising from amounts borrowed under the fund’s credit facility) and performance allocations, but does not reflect the effect of taxes borne, or to be borne, by investors. The Net IRR calculation assumes that investor contributions and distributions occurred in the middle of the month in which they were made. The Net IRR calculation excludes amounts attributable to the general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Net IRR represents an average return for all included investors, including those that pay reduced management fees and/or carried interest, and does not necessarily reflect the actual return of any particular investor. An actual investor that paid management fees and/or carried interest at rates higher than the average would have a lower individual Net IRR. In addition, management fees, fund expenses and carried interest differ from fund to fund, and therefore the impact of such amounts in a particular fund should not be assumed to reflect the impact such amounts would have on any other fund, including in respect of any fund in which a prospective investor is considering an investment. Net IRR for a platform does not include the cash flows for funds that are not currently presenting a Net IRR to their investors. 9) Investor Net MoM, with respect to a fund, represents the multiple-of-money on contributions to the fund by investors. Investor Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the quarter end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). Investor Net MoM reflects the impact of management fees, fund expenses (including interest expense arising from amounts borrowed under the fund’s credit facility) and performance allocations, but does not reflect the effect of taxes borne, or to be borne, by investors. The Investor Net MoM calculation excludes amounts attributable to the fund’s general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Investor Net MoM represents an average multiple-of-money for all included investors and does not necessarily reflect the actual return of any particular investor. An actual investor that paid management fees and/or carried interest at rates higher than the average would have a lower individual net MoM. In addition, management fees, fund expenses and carried interest differ from fund to fund, and therefore the impact of such amounts in a particular fund should not be assumed to reflect the impact such amounts would have on any other fund, including in respect of any fund in which a prospective investor is considering an investment. 10) “NM” signifies that the relevant data would not be meaningful. Performance metrics are generally deemed “NM” for an investment or group of investments when, among other reasons, a fund is in its initial period of operation, or the holding period of the investment or investments is in its initial period of holding, which in each case we typically determine to mean up to twelve months, or the investment or investments do not have a significant cost basis. IRR metrics are generally deemed “NM” prior to the fund calling capital for the applicable investment(s). 11) Amounts shown are in US dollars. When an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, (ii) Unrealized Value is calculated using the exchange rate at the quarter end and (iii) Realized Value reflects actual US dollar proceeds to the fund. A fund may enter into foreign currency hedges in connection with an investment made in a currency other than US dollars. Capital Invested with respect to such investment includes the cost of establishing foreign currency hedges. For hedges entered into to facilitate payment of the purchase price for an investment, gains or losses on such hedges are applied, respectively, to reduce or increase Capital Invested with respect to such investment. Thereafter during the life of such investment, (i) Capital Invested includes any inception-to-date net realized losses on such hedges, (ii) Unrealized Value includes the unrealized fair value of such hedges as estimated by the general partner and (iii) Realized Value includes any inception-to-date net realized gain on such hedges. For hedges entered into in anticipation of receipt of exit proceeds, (i) losses on such hedges are first applied to offset exit proceeds, with any remaining losses applied to increase Capital Invested and (ii) gains on such hedges are first applied to reverse any inception-to-date net realized losses that were previously included in Capital Invested, with any remaining gains applied to increase Realized Value. Where a foreign currency hedge is implemented as part of the investment structure below the fund, such hedge is similarly reflected in Capital Invested and Realized Value to the extent that there are corresponding cash outflows from and inflows to the fund in respect of such hedge, and otherwise is included in Unrealized Value. 12) Our special purpose acquisition companies (“SPACs”) which include Pace Holdings Corp., TPG Pace Holdings Corp., TPG Pace Tech Opportunities Corp., TPG Pace Beneficial Finance Corp., TPG Pace Energy Holdings Corp., TPG Pace Solutions Corp., TPG Pace Beneficial II Corp. and AfterNext HealthTech Acquisition Corp. within the Market Solutions platform are not reflected. Gross IRR, Gross MoM and Net IRR are not meaningful for SPAC products as they are designed to identify an investment and merge to become a public company.

TPG | 35 Fund Performance Metrics Notes (Cont’d) 13) As of March 31, 2023, TPEP Long/Short had estimated inception-to-date gross returns of 153% and net returns of 113%. These performance estimates represent the composite performance of TPG Public Equity Partners, LP and TPG Public Equity Partners Master Fund, L.P., adjusted as described below. The performance estimates are based on an investment in TPG Public Equity Partners, LP made on September 1, 2013, the date of TPEP’s inception, with the performance estimates for the period from January 1, 2016 to present being based on an investment in TPG Public Equity Partners Master Fund, L.P. made through TPG Public Equity Partners-A, L.P., the “onshore feeder.” Gross performance figures (i) are presented after any investment-related expenses, net interest, other expenses and the reinvestment of dividends; (ii) include any gains or losses from “new issue” securities; and (iii) are adjusted for illustration purposes to reflect the reduction of a hypothetical 1.5% annual management fee. Net performance assumes a 20% performance allocation. Performance results for a particular investor may vary from the performance stated as a result of, among other things, the timing of its investment(s) in TPEP, different performance allocation terms, different management fees, the feeder through which the investor invests and the investor’s eligibility to participate in gains and losses from “new issue” securities. Unrealized Value represents net asset value before redemptions. As of March 31, 2023, TPEP Long Only had estimated inception-to-date gross returns of 24% and net returns of 24%. These performance estimates represent performance for TPEP Long Only and are based on an investment in TPEP Long Only made on May 1, 2019, the date of TPEP Long Only’s inception, through TPG Public Equity Partners Long Opportunities-A, L.P., the “onshore feeder.” Gross performance figures are presented after any investment-related expenses, a 1% annual management fee, net interest, other expenses and the reinvestment of dividends, and include any gains or losses from “new issue” securities. Net performance assumes a 20% performance allocation, with the performance allocation only received upon outperforming the relevant benchmark. Performance results for a particular investor may vary from the performance stated as a result of, among other things, the timing of its investment(s) in TPEP Long Only, different performance allocation terms, different management fees, the feeder through which the investor invests and the investor’s eligibility to participate in gains and losses from “new issue” securities. Unrealized Value represents net asset value before redemptions. 14) Capital Committed for TRTX includes $1,201 million of private capital raised prior to TRTX’s initial public offering in July 2017 and $716 million issued during and subsequent to TRTX’s initial public offering. 15) Legacy funds represent funds whose strategies are not expected to have successor funds but that have not yet been substantially wound down. 16) Discontinued funds represent legacy funds that have substantially been wound down or are fully liquidated. The following TPG funds are considered discontinued: Latin America, Aqua I, Aqua II, Ventures, Biotech I, Biotech II, TPG TFP, TAC 2007 and DASA PE. 17) Total TPG track record amounts do not include results from RMB - Shanghai and RMB - Chongqing or China Ventures, a joint venture partnership. 18) Unless otherwise specified, the fund performance information presented above for certain funds is, due to the nature of their strategy, as of December 31, 2022. Accordingly, the fund performance information presented above for the funds does not reflect any fund activity for the quarter ended March 31, 2023 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended March 31, 2023 will be reflected in the performance information presented in future reporting. 19) Certain funds recorded capital commitments prior to March 31, 2023, but were not activated or had not yet made their first investment. Therefore the only activity reflected in the track record with respect to these funds was the capital commitments.

GAAP Statements of Operations Expanded (Unaudited)

($ in thousands)	1Q'22	2Q'22	3Q'22	4Q'22	1Q'23
Revenues					
Fees and other	$ 273,005	$ 289,955	$ 333,496	$ 350,179	$ 311,471
Capital allocation-based income	837,705	(398,237)	227,628	89,156	331,674
Total revenues	**1,110,710**	**(108,282)**	**561,124**	**439,335**	**643,145**
Expenses					
Compensation and benefits					
Cash-based compensation and benefits	116,359	115,639	116,753	124,945	120,451
Equity-based compensation	185,911	145,140	143,149	153,514	157,293
Performance allocation compensation	523,138	(298,026)	149,495	41,949	221,341
Total compensation and benefits	825,408	(37,247)	409,397	320,408	499,085
General, administrative and other	102,264	77,671	95,533	93,447	104,873
Depreciation and amortization	8,699	8,558	7,372	8,361	8,222
Interest expense	4,638	4,731	5,737	6,506	7,418
Expenses of consolidated Public SPACs:					
Other	1,523	457	567	769	519
Total expenses	**942,532**	**54,170**	**518,606**	**429,491**	**620,117**
Investment income					
Income from investments:					
Net gains from investment activities	6,643	(99,395)	1,907	(19,286)	14,816
Interest, dividends and other	204	782	2,407	5,775	7,971
Investment income of consolidated Public SPACs:					
Unrealized gains on derivative liabilities	2,657	5,823	3,235	667	(750)
Interest, dividends and other	126	843	3,571	2,201	2,712
Total investment income	**9,630**	**(91,947)**	**11,120**	**(10,643)**	**24,749**
Income before income taxes	**177,808**	**(254,399)**	**53,638**	**(799)**	**47,777**
Income tax expense	15,004	8,098	432	8,949	12,103
Net income	**162,804**	**(262,497)**	**53,206**	**(9,748)**	**35,674**
Less:					
Net income attributable to redeemable equity in Public SPACs prior to IPO	(517)	—	—	—	—
Net income attributable to other non-controlling interests prior to IPO	966	—	—	—	—
Net income attributable to TPG Group Holdings prior to IPO	**5,256**	**—**	**—**	**—**	**—**
Net income attributable to redeemable equity in Public SPACs	1,823	4,058	7,322	1,962	1,529
Net income attributable to non-controlling interests in TPG Operating Group	(4,912)	(128,869)	(6,898)	(40,145)	(25,492)
Net income attributable to other non-controlling interests	118,904	(127,827)	15,422	4,794	34,582
Net income attributable to TPG Inc. subsequent to IPO	**$ 41,284**	**$ (9,859)**	**$ 37,360**	**$ 23,641**	**$ 25,055**

TPG | 36

Non-GAAP Financial Measures Expanded

($ in thousands)	1Q'22	2Q'22	3Q'22	4Q'22	1Q'23	1Q'23 LTM
Fee-Related Revenues						
Management Fees	$ 202,731	$ 222,686	$ 254,510	$ 249,933	$ 247,998	$ 975,127
Transaction, monitoring and other fees, net	26,756	21,168	14,909	46,245	4,672	86,994
Other Income	11,045	12,018	12,874	11,131	12,783	48,806
Fee-Related Revenues	**240,532**	**255,872**	**282,293**	**307,308**	**265,453**	**1,110,926**
Fee-Related Expenses						
Compensation and benefits, net	98,187	95,547	96,758	102,476	100,155	394,936
Operating expenses, net	50,362	58,522	64,324	65,981	66,014	254,841
Fee-Related Expenses	**148,549**	**154,069**	**161,082**	**168,457**	**166,169**	**649,777**
Fee-Related Earnings	**91,983**	**101,803**	**121,211**	**138,853**	**99,284**	**461,151**
Realized performance allocations, net	122,192	60,175	4,977	95,039	5,025	165,216
Realized investment income and other, net	7,293	15,443	(336)	19,638	(5,175)	29,570
Depreciation expense	(1,571)	(1,468)	(280)	(1,270)	(1,131)	(4,149)
Interest expense, net	(4,431)	(4,255)	(4,077)	(1,033)	(1,033)	(10,398)
Distributable Earnings	**215,466**	**171,698**	**121,495**	**251,227**	**96,970**	**641,390**
Income taxes	(16,433)	(9,831)	(8,678)	(24,681)	(9,128)	(52,318)
After-Tax Distributable Earnings	**$ 199,033**	**$ 161,867**	**$ 112,817**	**$ 226,546**	**$ 87,842**	**$ 589,072**

Note: Due to the Reorganization in 1Q'22, comparability of prior periods may be limited. See the Reconciliations and Disclosures section of this presentation for a full reconciliation between GAAP and Non-GAAP Financial Measures.

TPG | 37

Reconciliations and Disclosures

1Q'22 LTM Pro Forma Non-GAAP Financial Measures Walk

($ in thousands)	Actual Non-GAAP 1Q'22 LTM	Pro Forma Adjustments	Pro Forma Non-GAAP 1Q'22 LTM	
Fee-Related Revenues				
Management Fees	$ 766,867	$ —	$ 766,867	
Transaction, monitoring and other fees, net	102,675	—	102,675	
Other Income	45,117	5,852	50,969	(1)
Fee-Related Revenues	**914,659**	**5,852**	**920,511**	
Fee-Related Expenses				
Compensation and benefits, net	499,898	(108,509)	391,389	(2)
Operating expenses, net	177,827	—	177,827	
Fee-Related Expenses	**677,725**	**(108,509)**	**569,216**	
Fee-Related Earnings	**236,934**	**114,361**	**351,295**	
Realized performance allocations, net	1,055,674	(734,378)	321,296	(2), (3)
Realized investment income and other, net	92,018	(20,580)	71,438	(4)
Depreciation expense	(6,990)	—	(6,990)	
Interest expense, net	(15,721)	(2,994)	(18,715)	(5)
Distributable Earnings	**1,361,914**	**(643,591)**	**718,323**	
Income taxes	(22,434)	(23,621)	(46,055)	(6)
After-Tax Distributable Earnings	**$ 1,339,480**	**$ (667,212)**	**$ 672,268**	

1) The difference in other income between non-GAAP and pro forma non-GAAP financial measures is attributable to: (i) removing the other income associated with the other investments that were transferred to RemainCo and (ii) an administrative services fee that we receive for managing the Excluded Assets transferred to RemainCo that are not part of the TPG Operating Group. The fee is based on 1% of the net asset value of RemainCo.

2) This adjustment reflects the expected reduction of our cash-based bonuses relative to what we historically paid to our partners and professionals within compensation and benefits, net. Through the Reorganization, we have increased certain of our people's share of performance allocations associated with the Specified Company Assets from approximately 50% to between 65% and 70%.

3) Realized performance allocations, net only include the amounts the TPG Operating Group is entitled to after gross realized performance allocations has been reduced by realized performance allocation compensation and non-controlling interests. Following the Reorganization, the TPG Operating Group receives approximately 20% of the future performance allocations associated with the general partner entities that we retained an economic interest in. This adjustment to our sharing percentage was made to allow us to reduce amounts we would expect to pay out as discretionary cash-based bonuses in the future paid to our partners.

4) The difference in realized investment income and other, net is related to the transfer to RemainCo of certain other investments that make up the Excluded Assets. The TPG Operating Group retained its interests in our strategic investments in NewQuest, Harlem Capital Partners, VamosVentures and LandSpire Group.

5) This difference relates to additional interest expense from new financing the TPG Operating Group used to declare a distribution of $200 million to our controlling and non-controlling interest holders prior to the Reorganization and the IPO. The distribution was made with $200 million proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024.

6) The difference in income tax expense is attributable to the corporate conversion. The income tax expense adjustment reflects TPG Inc.'s share of pro forma pre-tax distributable earnings, which equals 25.6%, multiplied by TPG Inc.'s effective tax rate of 23.0%.

TPG | 39

GAAP to Non-GAAP Financial Measures Reconciliation

($ in thousands)		1Q'22	2Q'22	3Q'22	4Q'22	1Q'23	1Q'23 LTM
GAAP Revenue	$	**1,110,710**	$ **(108,282)**	$ **561,124**	$ **439,335**	$ **643,145**	$ **1,535,322**
Capital-allocation Income		(837,705)	398,237	(227,628)	(89,156)	(331,674)	(250,221)
Expense Reimbursements		(32,677)	(36,022)	(54,219)	(43,172)	(44,249)	(177,662)
Investment income and other		204	1,939	3,016	301	(1,769)	3,487
Fee-Related Revenue	$	**240,532**	$ **255,872**	$ **282,293**	$ **307,308**	$ **265,453**	$ **1,110,926**
GAAP Expense	$	**942,532**	$ **54,170**	$ **518,606**	$ **429,491**	$ **620,117**	$ **1,622,384**
Depreciation and amortization expense		(8,699)	(8,558)	(7,372)	(8,361)	(8,222)	(32,513)
Interest expense		(4,638)	(4,731)	(5,737)	(6,506)	(7,418)	(24,392)
Expense related to consolidated Public SPACs		(1,523)	(457)	(567)	(769)	(519)	(2,312)
Expense Reimbursements		(32,677)	(36,022)	(54,219)	(43,172)	(44,249)	(177,662)
Performance allocation compensation		(523,138)	298,026	(149,495)	(41,949)	(221,341)	(114,759)
Equity based compensation		(185,911)	(145,140)	(143,149)	(153,514)	(157,293)	(599,096)
Non-core expenses and other		(37,397)	(3,219)	3,015	(6,763)	(14,906)	(21,873)
Fee-Related Expenses	$	**148,549**	$ **154,069**	$ **161,082**	$ **168,457**	$ **166,169**	$ **649,777**

($ in thousands)		1Q'22	2Q'22	3Q'22	4Q'22	1Q'23	1Q'23 LTM
Net Income	$	**162,804**	$ **(262,497)**	$ **53,206**	$ **(9,748)**	$ **35,674**	$ **(183,365)**
Net (income) attributable to redeemable interests in Public SPACs		(1,306)	(4,058)	(7,322)	(1,962)	(1,529)	(14,871)
Net (income) attributable to other non-controlling interests		(118,904)	127,827	(15,422)	(4,794)	(34,582)	73,029
Amortization expense		3,272	3,083	2,949	4,849	3,538	14,419
Equity-based compensation		190,462	146,023	144,159	154,115	155,706	600,003
Unrealized performance allocations, net		(35,949)	119,222	(48,067)	82,719	(66,475)	87,399
Unrealized investment income		(2,591)	31,201	(2,116)	22,301	(9,350)	42,036
Unrealized (gain) on derivatives		(685)	(37)	(338)	(59)	66	(368)
Income taxes		(1,301)	(1,848)	(7,543)	(15,762)	2,988	(22,165)
Non-recurring and other		3,231	2,951	(6,689)	(5,113)	1,806	(7,045)
After-tax Distributable Earnings		**199,033**	**161,867**	**112,817**	**226,546**	**87,842**	**589,072**
Income taxes		16,433	9,831	8,678	24,681	9,128	52,318
Distributable Earnings		**215,466**	**171,698**	**121,495**	**251,227**	**96,970**	**641,390**
Realized performance allocations, net		(122,192)	(60,175)	(4,977)	(95,039)	(5,025)	(165,216)
Realized investment income and other, net		(7,293)	(15,443)	336	(19,638)	5,175	(29,570)
Depreciation expense		1,571	1,468	280	1,270	1,131	4,149
Interest expense, net		4,431	4,255	4,077	1,033	1,033	10,398
Fee-Related Earnings	$	**91,983**	$ **101,803**	$ **121,211**	$ **138,853**	$ **99,284**	$ **461,151**

TPG | 40

TPG | 41 GAAP to Non-GAAP Balance Sheet Reconciliation ($ in thousands) 4Q'22 1Q'23 Total GAAP Assets $ 7,941,738 $ 7,967,322 Impact of consolidated Public SPACs Cash and cash equivalents (5,097) (4,375) Assets held in Trust Accounts (653,635) (656,347) Due from affiliates (45) (45) Other assets (412) (342) Subtotal for impact of consolidated Public SPACs (659,189) (661,109) Impact of other consolidated entities Cash and cash equivalents (415,797) (313,337) Due from affiliates (211,097) (194,592) Investments (4,110,535) (4,224,589) Other assets (134,505) (173,254) Subtotal for impact of other consolidated entities (4,871,934) (4,905,772) Reclassification adjustments Due from affiliates 8,458 1,450 Investments (1,219,333) (1,306,252) Accrued performance allocations 642,519 708,868 Investments in funds 576,814 597,384 Other assets 81,354 68,586 Subtotal for reclassification adjustments 89,812 70,036 Total Book Assets $ 2,500,427 $ 2,470,477 ($ in thousands) 4Q'22 1Q'23 Total GAAP Liabilities $ 4,202,232 $ 4,309,531 Impact of consolidated Public SPACs Accounts payable and accrued expenses (236) (262) Derivative liabilities of Public SPACs (667) (1,417) Deferred underwriting (22,750) (22,750) Subtotal for impact of consolidated Public SPACs (23,653) (24,429) Impact of other consolidated entities Accounts payable and accrued expenses (90,685) (127,262) Due to affiliates (134,562) (226,855) Accrued performance allocation compensation (3,269,889) (3,225,492) Other liabilities (206,276) (202,008) Subtotal for impact of other consolidated entities (3,701,412) (3,781,617) Reclassification adjustments Accounts payable and accrued expenses 40,698 50,445 Due to affiliates (5,301) (5,960) Other liabilities (19,815) (30,303) Subtotal for reclassification adjustments 15,582 14,182 Total Book Liabilities $ 492,749 $ 517,667

TPG | 42 Additional Information Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by the Executive Committee of our board of directors to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of the Executive Committee prior to the Sunset and the Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of the Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this presentation, we disclose non-GAAP financial measures, including Distributable Earnings (“DE”), After-tax DE, Fee-Related Earnings (“FRE”), Fee-Related Revenues (“FRR”), and Fee- Related Expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages.

TPG | 43 Definitions After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income taxes. We use it to assess how income tax expense affects amounts available to be distributed to our Class A common stock holders and Common Unit holders. After-tax DE differs from GAAP net income computed in accordance with GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE it does reflect the impact of income taxes. Income taxes, for purposes of determining After-tax DE, represent the total GAAP income tax expense adjusted to include only the current tax expense (benefit) calculated on GAAP net income before income tax and includes the current payable under our Tax Receivable Agreement, which is recorded within other liabilities in our consolidated statement of financial condition. Further, the current tax expense (benefit) utilized when determining After-tax DE reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of DE, such as equity-based compensation charges. We believe that including the amount currently payable under the Tax Receivable Agreement and utilizing the current income tax expense (benefit), as described above, when determining After-tax DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders. Assets Under Management (“AUM”) represents the sum of (i) fair value of the investments and financial instruments held by funds, entities, or accounts managed or advised by us, plus the capital that we are entitled to call from investors in those funds, entities, or accounts, pursuant to the terms of their respective capital commitments, net of outstanding leverage, including capital commitments to funds, entities, or accounts that have yet to commence their investment periods; (ii) the net asset value of our hedge funds and funds of hedge funds; (iii) the gross amount of assets for our mortgage REITs and collateralized fundraising vehicles; and (iv) IPO proceeds held in trust, excluding interest, as well as forward purchase agreements and proceeds associated with the private investment in public equity related to our SPACs upon the consummation of a business combination. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, entities, or accounts that we manage or advise, or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG investment funds and co-investment vehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. AUM Subject to Fee Earning Growth represents capital commitments that can grow fees when deployed through earning new management fees (AUM Not Yet Earning Fees) or when invested from a higher rate of management fees (FAUM Subject to Step-Up). Available capital is the aggregate amount of unfunded capital commitments that partners have committed to our funds and co-invest vehicles to fund future investments, as well as IPO and forward purchase agreement proceeds associated with our Public SPACs, and private investment in public equity commitments by investors upon the consummation of a business combination associated with our Public SPACs. Available capital is reduced for investments completed using fund-level financing arrangements; however, it is not reduced for investments that we have committed to make yet remain unfunded at the reporting date. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by TPG’s investment funds, co-investment vehicles and SPACs in conjunction with the completion of a business combination. It excludes hedge fund activity. We believe this measure is useful to investors as it measures capital deployment across TPG. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital raised is the aggregate amount of capital commitments raised by TPG’s investment funds and co-investment vehicles during a given period, as well as IPO and forward purchase agreements associated with our Public SPACs and private investment in public equity upon the consummation of a business combination associated with one of our Public SPACs. We believe this measure is useful to investors as it measures access to capital across TPG and our ability to grow our management fee base. Catch-up fees, also known as out of period management fees, represent fees paid in any given period that are related to a prior period, usually due to a new limited partner coming into a fund in a subsequent close. Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income. DE differs from GAAP net income computed in accordance with GAAP in that it does not include (i) unrealized performance allocations and related compensation and benefit expense, (ii) unrealized investment income, (iii) equity-based compensation expense, (iv) net income (loss) attributable to non-controlling interests in consolidated entities, or (v) certain non-cash items, such as contingent reserves. Distributable Earnings participating shares refers to the sum of (i) shares (Class A voting, Class A non-voting, and TPG Operating Group Common Units) and (ii) share-based payment awards with non-forfeitable rights to dividends that benefit from the distribution of profits from TPG Operating Group at the end of any given period. This does not include shares or restricted stock units (i) whose dividends accrue to be paid on vesting or (ii) which do not participate in dividends. Excluded Assets refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization (as defined herein), which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests and (iv) cash.

TPG | 44 Definitions (Cont’d) FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested. Subject to certain limitations, limited partners in these funds pay a lower fee on committed and undrawn capital. As capital is drawn down for investments, the fees paid on that capital increases. FAUM Subject to Step-Up is included within FAUM. Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude (i) realized performance allocations and related compensation expense, (ii) realized investment income from investments and financial instruments, (iii) net interest (interest expense less interest income), (iv) depreciation, (v) amortization and (vi) certain non-core income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation-based income. The use of FRE without consideration of the related GAAP measures is not adequate due to the adjustments described herein. Fee-Related Earnings margin is defined as Fee-Related Earnings divided by Fee-Related Revenues. Fee-Related Expenses differs from expenses computed in accordance with GAAP in that it is net of certain reimbursement arrangements. Fee-related expenses is used in management’s review of the business. Fee-Related Revenues (“FRR”) is comprised of (i) management fees, (ii) transaction, monitoring and other fees, net, and (iii) other income. Fee-related revenue differs from revenue computed in accordance with GAAP in that it excludes certain reimbursement expense arrangements. Fee earning AUM (“FAUM”) represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which we are entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in our private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are generally not impacted by changes in the fair value of underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which we earn management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the investment funds and products that we manage. Net accrued performance allocations represents both unrealized and undistributed performance allocations resulting from our general partner interests in our TPG funds. We believe this measure is useful to investors as it provides additional insight into the accrued performance allocations to which the TPG Operating Group Common Unit holders are expected to receive. Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business. Operating profit margin is defined as GAAP net income divided by GAAP total revenue. Realizations represent the aggregate investment proceeds generated by our TPG investment funds and co-investment vehicles and Public SPACs in conjunction with the completion of a business combination. We believe this measure is useful to investors as it drives investment gains and performance allocations. RemainCo refers to, collectively, Tarrant RemainCo I, L.P., a Delaware limited partnership, Tarrant RemainCo II, L.P., a Delaware limited partnership, and Tarrant RemainCo III, L.P., a Delaware limited partnership, which owns the Excluded Assets, and Tarrant RemainCo GP LLC, a Delaware limited liability company serving as their general partner. TPG Operating Group refers (i) for periods prior to giving effect to the Reorganization, to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (ii) for periods beginning after giving effect to the Reorganization, (A) to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (B) not to RemainCo. TPG Operating Group partnerships refers to TPG Operating Group I, L.P., a Delaware limited partnership formerly named TPG Holdings I, L.P., TPG Operating Group II, L.P., a Delaware limited partnership formerly named TPG Holdings II, L.P., and TPG Operating Group III, L.P., a Delaware limited partnership formerly named TPG Holdings III, L.P. TPG Partner Holdings refers to TPG Partner Holdings, L.P., a Delaware limited partnership, which is a TPG Partner Vehicle that indirectly owns substantially all of the economic interests of TPG Group Holdings, a TPG Partner Vehicle. Value creation, with respect to an investment or group of investments, represents the appreciation or depreciation of value during a given measurement period, with the numerator being the total change in value reduced by capital invested during the measurement period, and the denominator being the sum of (i) the unrealized value at the beginning of the measurement period plus (ii) capital invested in follow-on investments made during the measurement period plus (iii) capital invested in new investments made during the measurement period if the new investment had a change in value.